Exhibit (h)(2)(xxv)

TWENTY-FOURTH AMENDMENT TO

ADMINISTRATIVE SERVICES AGREEMENT

This Amendment made as of July 10, 2014, by and between NGAM Advisors, L.P. (“NGAM Advisors”), Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust IV, Loomis Sayles Funds I, Loomis Sayles Funds II, Gateway Trust and Hansberger International Series (collectively, the “Trusts”).

WHEREAS, NGAM Advisors and the Trusts are parties to an Administrative Services Agreement dated January 3, 2005, as amended November 1, 2005, January 1, 2006, July 1, 2007, September 17, 2007, February 1, 2008, February 19, 2008, July 1, 2008, September 29, 2008, October 31, 2008, January 9, 2009, July 27, 2009, February 25, 2010, July 1, 2010, September 21, 2010, December 14, 2010, July 1, 2011, September 16, 2011, March 28, 2012, June 29, 2012, November 16, 2012, September 26, 2013, February 10, 2014 and July 1, 2014, (together with the amendments, the “Agreement”), governing the terms and conditions under which NGAM Advisors provides certain administrative services to the series of the Trusts; and

WHEREAS, NGAM Advisors and the Trusts desire to amend Schedule A of the Agreement to reflect changes in Trust Portfolios;

NOW THEREFORE, in consideration of the premises and covenants contained herein, NGAM Advisors and the Trusts hereby agree as follows:

1.	Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

2.	Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

3.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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Exhibit (h)(2)(xxv)

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of the date first above written.

NGAM ADVISORS, L.P.

By	NGAM Distribution Corporation, its general partner

By:	/s/ David L. Giunta
David L. Giunta, President and Chief Executive Officer

NATIXIS FUNDS TRUST I

NATIXIS FUNDS TRUST II

NATIXIS FUNDS TRUST IV

LOOMIS SAYLES FUNDS I

LOOMIS SAYLES FUNDS II

GATEWAY TRUST

HANSBERGER INTERNATIONAL SERIES

By:	/s/ Michael C. Kardok
Michael C. Kardok, Treasurer

Exhibit (h)(2)(xxv)

Schedule A

Trust Portfolios

As of: July 10, 2014

Natixis Funds Trust I
CGM Advisor Targeted Equity Fund
Loomis Sayles Core Plus Bond Fund
Natixis Diversified Income Fund
Natixis Oakmark International Fund
Natixis U.S. Equity Opportunities Fund
Vaughan Nelson Small Cap Value Fund

Natixis Funds Trust II
ASG Diversifying Strategies Fund
ASG Global Alternatives Fund
ASG Managed Futures Strategy Fund
ASG Tactical U.S. Market Fund
Loomis Sayles Capital Income Fund
Loomis Sayles Emerging Markets Opportunities Fund
Loomis Sayles Senior Floating Rate and Fixed Income Fund
Loomis Sayles Strategic Alpha Fund
McDonnell Intermediate Municipal Bond Fund
Natixis Oakmark Fund
Seeyond Multi-Asset Allocation Fund (effective July 10, 2014)
Vaughan Nelson Select Fund
Vaughan Nelson Value Opportunity Fund

Natixis Funds Trust IV
AEW Real Estate Fund

Loomis Sayles Funds I
Loomis Sayles Bond Fund
Loomis Sayles Fixed Income Fund
Loomis Sayles Global Bond Fund
Loomis Sayles High Income Opportunities Fund
Loomis Sayles Inflation Protected Securities Fund
Loomis Sayles Institutional High Income Fund
Loomis Sayles Intermediate Duration Bond Fund
Loomis Sayles Investment Grade Fixed Income Fund
Loomis Sayles Securitized Asset Fund
Loomis Sayles Small Cap Value Fund

Exhibit (h)(2)(xxv)

Loomis Sayles Funds II
Loomis Sayles Global Equity and Income Fund
Loomis Sayles Growth Fund
Loomis Sayles High Income Fund
Loomis Sayles International Bond Fund
Loomis Sayles Investment Grade Bond Fund
Loomis Sayles Limited Term Government and Agency Fund
Loomis Sayles Small Cap Growth Fund
Loomis Sayles Strategic Income Fund
Loomis Sayles Value Fund

Hansberger International Series
Hansberger International Growth Fund

Gateway Trust
Gateway Fund
Gateway International Fund